Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 7, 2007, by and among Chase Packaging Corporation, a Texas corporation (the “Company”), and the persons and entities listed on Exhibit A hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

RECITALS

WHEREAS, upon the terms and subject to the conditions of the Securities Purchase and Subscription Agreement dated as of September 7, 2007 (the “Purchase Agreement”), the Company has agreed to issue and sell to the Purchasers up to 13,334 Units (the “Units”), each Unit consisting of one share of Series A 10% convertible preferred stock (the “Preferred Stock”), five hundred (500) shares (the “Shares”)  of the Company’s ten cent ($0.10) par value common stock (the “Common Stock”); and five hundred (500) warrants (the “Warrants”), with each Warrant exercisable into one share of Common Stock at fifteen cents ($0.15) per share; and

WHEREAS, to induce the Purchasers to execute and deliver the Agreement and to purchase the Preferred Stock, the Shares, and the Warrants, the Company has agreed to exercise its best efforts to provide certain registration rights under the Securities Act of 1933, as amended, with respect to the Preferred Stock, the Shares, and the Warrants.

NOW, THEREFORE, in consideration of the representations, warranties, and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which are hereby acknowledged by the parties, the Company and each Purchaser hereby agrees as follows:

1.             Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Blackout Period” shall have the meaning set forth in Section 2.(g).

“Board” shall have the meaning set forth in Section 2.(g).

“Business Day” means any day other than Saturday, Sunday, or other day on which the Federal Reserve Bank of New York is closed.

“Closing Date” means the date of the purchase and sale of the Registrable Securities.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.10 per share.

“Effectiveness Date” means, with respect to the Registration Statement, the 5th Business Day after the date on which the Commission informs the Company: (a) that the Commission will not review the Registration Statement; or (b) that the Company may request acceleration of the effectiveness of the Registration Statement.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means, collectively, each holder from time to time of Registrable Securities including, without limitation, each Purchaser and its assignees. To the extent this Agreement refers to an election, consent, waiver, request, or approval of or by the Holder, such reference shall mean an election, consent, waiver, request, or approval by the holders of a majority in interest of the then-outstanding Registrable Securities (on an as exercised basis).

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local, or other governmental authority or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of: (1) the Preferred Stock; (2) the Shares; and (3) the Warrants.

“Registration Statement” means the registration statement required to be filed hereunder, including the Prospectus, amendments, and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Filing Date” means the 270th day immediately following the Closing Date.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such

Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

2.             Registration Procedures; Company’s Obligations.

In connection with the registration of the Registrable Securities, the Company shall:

(a)           Registration.  On or prior to the Required Filing Date, prepare and file with the Commission a Registration Statement covering, among such other securities as may be offered from time to time by the Company, the resale of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-2 or Form S-1 (except if the Company is then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-3).  Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 12dl-2 promulgated under the Exchange Act within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed,” or not be subject to further review) as soon as possible after the filing thereof, but in any event prior to the Effectiveness Date, and shall use commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the earlier of: (A) the second anniversary of the Closing Date; (B) the date on which the Purchasers may sell the Registrable Securities then held by the Purchasers without restriction by the volume limitations of Rule 144(e) of the Securities Act; or (C) such time as all Registrable Securities held by the Purchasers and registered under a Registration Statement have been sold (i) pursuant to a Registration Statement, (ii) to or through a broker, dealer, or underwriter in a public distribution or a public securities transaction, or (iii) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale (the “Effectiveness Period”).  No assurance can be given that such registration will be declared effective by the SEC.  In the event such registration is not declared effective by the SEC, each Holder of Registrable Securities acknowledges his, her, or its understanding (and acceptance of the risk) that his, her, or its ability to sell such Securities will be limited to sales under Rule 144 and/or transactions exempt under Section 4(1) of the Securities Act.

(b)           Furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(c)           Promptly deliver to the Holder, without charge, as many copies of the Registration Statement, Prospectus, or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto. Should a Holder offer or sell the Registrable Securities, such Holder agrees to comply with all applicable securities laws.

(d)           Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with each selling Holder in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as such Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

(e)           Cooperate with each Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement and to enable such Registrable Securities to be in such denominations and registered in such names as such Holder may request at least two (2) Business Days prior to any sale of Registrable Securities.

(f)            Comply in all material respects with all applicable rules and regulations of the Commission.

(g)           If: (i) there is material non-public information regarding the Company which the Company’s Board of Directors (the “Board”) reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose; or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company’s best interest to disclose and which the Company would be required to disclose under the Registration Statement, then the Company may suspend effectiveness of a Registration Statement and suspend the sale of Registrable Securities under a Registration Statement two (2) times in any twelve month period, each of which may not exceed sixty (60) days (each, a “Blackout Period”).

(h)           Within two (2) Business Days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver (with copies to each Holder whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the Commission.

3.             Registration Procedures; Holder’s Obligations

In connection with the registration of the Registrable Securities, each Holder shall:

(a)           If the Registration Statement refers to the Holder by name or otherwise as the holder of any securities of the Company, have the right to require (if such reference to the Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to the Holder in any amendment or supplement to the Registration Statement that will be filed or prepared subsequent to the time that such reference ceases to be required.

(b)           Not sell any Registrable Securities under the Registration Statement until he, she, or it has received copies of the Prospectus (as then amended or supplemented) and notice that such Registration Statement and any post-effective amendments thereto have become effective; comply with the prospectus delivery requirements of the Securities Act as applicable to him, her, or it in connection with sales of

Registrable Securities pursuant to the Registration Statement; and furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of the Holder if he, she, or it fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus, and/or amended Registration Statement.

(c)           Upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 2(g), forthwith discontinue disposition of such Registrable Securities under the Registration Statement until he, she, or it is advised in writing by the Company that the use of the applicable Prospectus may be resumed.

Each Holder hereby: (i) acknowledges to the Company that the Commission currently takes the position that coverage of short sales of shares of Common Stock “against the box” made prior to the Effectiveness Date with any security covered by any Prospectus is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated June 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance; (ii) agrees (on behalf of himself, herself, or itself or any Person over which he, she, or it has direct control) not to use any of the securities covered by any Prospectus to cover any short sales, hedging, or similar transactions with the same economic effect as a short sale, made prior to the Effectiveness Date; and (iii) agrees to comply with Regulation M under the federal securities laws.

4.             Registration Expenses

All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company (other than the costs incurred by a Holder in connection with his, her, or its own sale of Registrable Securities) shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, the following: (i) all registration and filing fees (including, without limitation, fees, and expenses (A) with respect to filings required to be made with each securities exchange or other market on which Registrable Securities are listed, (B) with respect to filings required to be made with the Commission, and (C) in compliance with state securities or Blue Sky laws); (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement); (iii) messenger, telephone, and delivery expenses of the Company; (iv) fees and disbursements of counsel for the Company; and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange.

5.             Indemnification

(a)           Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, his, her, or its permitted assignees, officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees, each Person who controls any such Purchaser or permitted assignee (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents, and employees of each such controlling Person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except: (i) to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Holder furnished in writing to the Company by the Holder expressly for use therein, which information was reviewed and expressly approved by the Holder expressly for use in the Registration Statement, such Prospectus, or in any amendment or supplement thereto; or (ii) as a result of the failure of the Holder to deliver a Prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale. The Company shall notify the Holder promptly of the institution, threat, or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c) hereof) and shall survive the transfer of the Registrable Securities by the Holder.

(b)           Indemnification by Purchaser. Each Purchaser and his, her, or its permitted assignees shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents, and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to: (i) the failure of the Holder to deliver a Prospectus, as amended or supplemented, to a purchaser in connection with a purchase or sale; (ii) the Holder’s use of a representation or prospectus other than the Prospectus, as amended or supplemented, in connection with a purchase or sale; or (iii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that: (A) such untrue statement or omission is contained in or omitted from any information so furnished in writing by the Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus; and (B) such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or, to the extent that such information relates to the Holder or the Holder’s proposed method of distribution of Registrable Securities, was reviewed and expressly approved in writing by the Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus Supplement. Notwithstanding anything to the contrary contained herein, the Holder shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to the Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

(c)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity pursuant to Section 5(a) or 5(b) hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of his, her, or its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof, and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without his, her, or its written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not unreasonably be withheld, conditioned, or delayed, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder or pursuant to applicable law).

(d)           Contribution.  If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements, or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action, statement, or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for under Section 5(a) or 5(b) was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, the Holder shall be liable or required to contribute under this Section 5(d) for only that amount as does not exceed the net proceeds to the Holder as a result of the sale of Registrable Securities pursuant to the Registration Statement.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.             Rule 144.

As long as a Holder owns Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as a Holder owns Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

7.             Miscellaneous.

(a)           Remedies.  The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. In the event of a breach by the Company or by the Holder of any of their obligations under this Agreement, the Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of his, her, or its rights under this Agreement. The Company and the Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by him, her, or it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, he, she, or it shall waive the defense that a remedy at law would be adequate.

(b)           No Inconsistent Agreements.  Neither the Company nor any of its Affiliates has as of the date hereof entered into, nor shall the Company or any of its Affiliates, on or after the date of this Agreement, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, without the written consent of the Holder, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act if the rights so granted are inconsistent with the rights granted to the Holder set forth herein, or otherwise prevent the Company with complying with all of its obligations hereunder.

(c)           Consent to Jurisdiction.  The Company and each Purchaser: (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the City of New York, Borough of Manhattan, and the courts of the State of New York located in City of New York, Borough of Manhattan for the purposes of any suit, action, or proceeding arising out of or relating to this Agreement; and (ii) hereby waive, and agree not to assert in any such suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action, or proceeding is improper. The Company and each Purchaser consent to process being served in any such suit, action, or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8(c) shall affect or limit any right to serve process in any other manner permitted by law.

(d)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Purchasers.

(e)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., Central Time, on a Business Day; (ii) the first Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., Eastern Time, on any date and earlier than 11:59 p.m., Central Time, on such date; (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service; or (iv) actual receipt by the party to whom such notice is required to be given.

(x)            If to the Company:

Chase Packaging Corporation

636 River Road

Fair Haven, New Jersey 07704

Facsimile No.:  (732) 741-1500

Telephone No.:  (732) 741-1925

Attn: Mr. Allen T. McInnes

With a copy to:

Haynes and Boone, LLP

201 Main Street, Suite 2200

Fort Worth, TX  76102

Facsimile No.:  817.348.2384

Telephone No.:  817.347.6611

Attn:  Rice M. Tilley, Jr., Esq.

(y)           If to any Purchaser:

At the address of such Purchaser set forth on Exhibit A to this Agreement.

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.

(f)            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of the Holder and its successors and assigns. The Company may not assign this Agreement or any of its respective rights or obligations hereunder without the prior written consent of the Purchasers, except in connection with an acquisition of the Company. Each Purchaser may assign his, her, or its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(g)           Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be assignable by each Holder to any transferee of the Holder of all or a portion of the shares of Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee, and (B) the securities with respect to which such registration rights are being transferred or assigned; (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement; and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement and shall be for no less than $50,000 in value of the Registrable Securities.  In addition, the Holder shall have the right to assign his, her, or its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed. The rights to assignment shall apply to the Holder (and to subsequent) successors and assigns. In the event of an assignment pursuant to this Section 7(g), the Purchaser shall pay all incremental costs and expenses incurred by the Company in connection with filing a Registration Statement (or an amendment to the Registration Statement) to register the shares of Registrable Securities assigned to any assignee or transferee of the Purchaser.

(h)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(i)            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

(j)            Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k)           Termination.  This Agreement shall terminate on the date on which all remaining Registrable Securities may be sold without restriction pursuant to Rule 144(k) of the Securities Act, or any successor rule or regulation.

(l)            Severability.  If any term, provision, covenant, or restriction of this Agreement is held to be invalid, illegal, void, or unenforceable in any respect, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void, or unenforceable.

(m)          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

CHASE PACKAGING CORPORATION

By:	/s/ Herbert M. Gardner
Herbert M. Gardner
Vice President

[Signatures of Purchasers to follow on next pages.]

[Signature Page of Purchaser]

Name of Holder:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Tax ID#:

Full Address:

Facsimile#:

Telephone#:

Attn:

Exhibit A

PURCHASERS

Nicholas A Baker III

William J Barrett Jr. IRA Rollover

Sara Barrett

William J. Barrett

William R. Cast IRA

Donald E Cutler IRA Rollover

Robert Deputy

Edward L. Flynn

Leona T. Flynn

Arthur J Gajarsa

Arthur J Gajarsa IRA

David S. Gardner

Elizabeth R. Gardner

Herbert M. Gardner

Herbert M. Gardner Keogh

Mary Gardner

Peter H. Gardner and Linda Gardner

Stuart M. Gerson & Pamela E. Somers, JTWROS

Ann C W Green IRA

Tammy Klein

Richard Leibner

William D. Marohn

Allen T. McInnes

C Richard Stafford IRA

William Sutherland IRA Rollover

Sidney Todres IRA

Esther K. Zyskind